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                                 EX-10.40

                           EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT, dated as of June 9, 1994 (the "Agreement"), between FACILITIES MANAGEMENT INSTALLATION, INC., a Delaware corporation (hereinafter referred to as the "FMI"), and H. DON RUTHERFORD (hereinafter referred to as the "Executive").

                           W I T N E S S E T H:

     WHEREAS, FMI is the administrative agent for an insurance holding company system of affiliated companies (individually and collectively, the "Company"); and

     WHEREAS, the Executive is desirous of serving the Company on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. DEFINED TERMS. As used herein, the following terms shall have the following meanings:

          "Affiliate" shall mean, with respect to any entity, any other entity which owns or controls, is owned or controlled by, or is under common ownership or control with, such entity.

          "Cause" shall mean (i) the willful and continued failure by the Executive to substantially perform his duties under this Agreement, (ii) the commission of an act of fraud, misappropriation or embezzlement by the Executive involving the Company or its subsidiaries, or (iii) a conviction of, or plea of NOLO CONTENDERE or a guilty plea or confession by, the Executive to an act of fraud, misappropriation or embezzlement or to a felony or to conduct prohibited by state or federal law.


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     2.   TERM. The Company hereby employs the Executive, and the Executive hereby accepts such employment, for a term commencing as of June 1, 1994 (the "Effective Date") and ending on May 31, 1996, unless sooner terminated in accordance with the provisions of Section 5 (such period, as it may be extended from time to time in accordance with the terms hereof, being hereinafter referred to as the "Term").

     3.   DUTIES.

          (a) The Company shall employ the Executive and the Executive shall serve as Executive Vice President - Marketing.

          (b) During the Term, except as otherwise contemplated herein, the Executive's services shall be rendered on a full time basis. The Executive may not serve as an officer or director of, make investments in, or otherwise participate in, any other entity without the prior written consent of the Company; provided, that so long as it does not interfere with the Executive's employment, the Executive may (i) with the prior written consent of the Company, serve as a director in a noncompeting company, (ii) serve as an officer, director or otherwise participate in a purely educational, welfare, social, religious and civic organizations, and (iii) manage personal and family investments.

     4.   COMPENSATION.

     4.1 SALARY. The Company shall pay the Executive during the Term, a base salary per annum of Two Hundred Twenty-Five Thousand Dollars ($225,000.00) (the "Base Salary") payable in accordance with the Company's payroll procedure as presently in effect and amended from time to time. The Company, by action of its Board of Directors, may increase the Base Salary at any time and from time to time during the Term.

     4.2 BENEFITS. The Executive shall be permitted during the Term to participate in any hospitalization or disability insurance plans, health programs, personnel plans, bonus plans or similar plans or benefits including vacation that may be available to other executive officers of the Company and its affiliates generally, in each case to the extent the Executive is eligible under any applicable terms of such plans or programs as amended from time to time. Upon retirement


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          from the Company, Executive shall be entitled to continue to participate in the hospitalization and other medical insurance plans available to the Company's executive officers, subject to the terms and provisions of such plans and payment by Executive of the premiums due thereunder.

     4.3 EXPENSES. The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, provided he properly accounts therefor in accordance with Company policy as in effect from time to time.

     4.4 BONUS. The Company may pay the Executive bonuses at a time and in an amount at the Company's absolute discretion; provided, however, that for calendar year 1994, assuming reasonable performance by Executive and the Company's marketing efforts, Executive's bonus shall be not less than $100,000.00.

     4.5 SEVERANCE PAY. Executive shall have the benefit of the I.C.H. Companies' Salaried Employees Severance Pay Plan (the "Severance Plan"), subject to all of the terms and provisions thereof.

     5.   TERMINATION.

     5.1 TERMINATION UPON DEATH OR DISABILITY. If the Executive dies during the Term, the Executive's employment shall terminate as of the date of the Executive's death. If the Executive by virtue of physical or mental disability is unable to perform substantially and continuously his usual duties for a period in excess of 180 consecutive or non-consecutive days out of any consecutive 12-month period, the Company shall have the right to terminate the Term upon notice in writing to the Executive. If the Executive's employment is terminated because of death or disability, then the Company shall pay the Executive or, in the case of the death of the Executive, the Executive's estate, heirs, next of kin, distributes, executors or administrators (the "Executor's Estate") any salary, bonus and other benefits earned and accrued prior to the date of termination. No provision of this Agreement shall limit any of the Executive's rights under any insurance, pension or other benefit programs of the Company for which the Executive shall be eligible at the time of such death or disability.


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     5.2  TERMINATION FOR CAUSE. The Company may terminate the Executive's employment for Cause. Such termination shall be effected by the delivery of a Notice of Termination to the Executive and shall be effective as of the date of delivery of the Notice of Termination. The Executive shall have no right to receive any compensation on and after the effective date of such termination other than salary and other benefits earned and accrued prior to the date of termination and reimbursement for expenses incurred prior to the date of termination.

     5.3 TERMINATION WITHOUT CAUSE. The Company may terminate the Executive's employment WITHOUT CAUSE effective upon the giving of notice thereof to the Executive. If the Executive's employment is terminated by the Company without Cause then the Company shall pay the Executive the greater of (i) his salary and any bonus and other benefits he would have earned from the date of termination up to and including May 31, 1996, or (ii) the compensation to which Executive is entitled under the Severance Plan, in each case without offset for compensation the Executive may thereafter receive from other sources.

     5.4 RELEASE. In consideration of the Receipt by the Executive (or the Executive's Estate) of all benefits and amounts described in
          Section 5.1 or 5.3, as the case may be, and as a further condition to the Company's obligation to make payments as described in
          Section 5.1 or 5.3 (in addition to any other conditions of the Severance Plan), the Executive or the Executive's Estate, as the case may be, shall execute and deliver to the Company the Release in the form attached as Annex 1. The Release shall not be effective or enforceable against the Executive or the Executive's Estate, as the case may be, unless and until full payment of all amounts and benefits described in Section 5.1 or 5.3 hereof, as the case may be, is made by the Company and received by the Executive or the Executive's Estate, and (i) if any payment is not made on a timely basis as provided for in this Agreement or (ii) if for any reason any such amounts and benefits are required to be refunded to the Company, the Release shall be null and void and of no further effect.

     6.   RESTRICTIVE COVENANTS.

     6.1 COVENANTS. The Executive acknowledges that (i) the principal business of the Company and its affiliates


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          (the "Present Business") is life, accident and health insurance;
          (ii) the Company and its affiliates constitute one of a limited number of persons who have developed the Present Business; (iii) the Executive's work for the Company and its affiliates has given and will continue to give him access to the confidential affairs and proprietary information of the Company and its affiliates not readily available to the public; and (iv) the covenant of the Executive contained in this Section 6 is essential to preserve the business and goodwill of the Company. Accordingly, the Executive covenants and agrees that:

          (a) During the Term, and for a period of two (2) years following the date that the Executive shall cease to be an employee of the Company (the "Restricted Period"), the Executive shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of other, except in connection with the business and affairs of the Company and its affiliates, all material confidential matters relating to the Company Business and to the Company and its affiliates learned by the Executive heretofore or hereafter, directly from the Company and its affiliates, including any material information concerning the business, affairs, customers, clients, sources of supply and customer lists of the Company and its affiliates (the "Confidential Company Information") and shall not disclose them to anyone except with the Company's express prior written consent and except for Confidential Company Information which (1) is at the time of receipt or thereafter becomes publicly known through no wrongful act of the Executive, (2) is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement, or (3) is required to be disclosed by the Executive pursuant to any law or regulation. In the event that the Executive shall be required to disclose Confidential Company Information pursuant to any such law or regulation, the Executive shall use his reasonable best efforts to promptly advise the Company of any request for such Confidential Company Information and to cooperate with the Company in conjunction with any efforts by the Company to avoid disclosure thereof, provided, however, that the Executive shall not be required to take any action to defend or avoid disclosure


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               of same if any such request would result in a violation by the
               Executive of any such law or regulation. These rights of the Company are in addition to and without limitation of those rights and remedies available under common law for protection of the types of such confidential information which constitute "trade secrets" as construed under controlling law.

          (b) During the Restricted Period, the Executive shall not without the Company's prior written consent, directly and knowingly solicit or encourage to leave the employment of the Company and its affiliates, any employee of the Company or any of its affiliates.

          (c) During the Restricted Period, Executive shall not, without Company's express prior written consent, directly and knowingly solicit any customer of Company or any of its affiliates as of the date of termination of the Executive's employment.

          (d) All memoranda, notes, lists, records and other documents (and all copies thereof) constituting Confidential Company Information made or compiled by the Executive or made available to the Executive concerning the Company Business or the Company or any of its affiliates shall be the Company's property, shall be kept confidential in accordance with the provisions of this Section 6.1 and shall be delivered to the Company following termination of the Term at any time on request.

     6.2 RIGHTS AND REMEDIES UPON BREACH. If the Executive breaches, or threatens to breach, any of the provisions of Section 6.1 (the "Restrictive Covenants"), the Company shall have without limitation the right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (temporary, preliminary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenant, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.


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     6.3  NON-DISPARAGEMENT. Both parties agree that they will not make, or cause to be made, any statements, observations or opinions, or communicate any information (whether oral or written) that disparages or is likely in any way to harm the reputation of the Executive, on the one hand, or the Company or any Related Person, on the other hand.

     6.4 RESIGNATION OF APPOINTMENTS. Upon the termination of the Executive's employment with the Company, the Executive shall immediately resign all appointments he holds as a director, officer, employee, member of any committee of the board of directors or trustee of any employee benefit plan within the Company, its parents, subsidiaries or affiliates.

     7.   OTHER PROVISIONS.

     7.1 NO VIOLATION OF OTHER AGREEMENTS. The Executive hereby represents and warrants to the Company that neither his entering into this Agreement nor the performance of his duties and obligations hereunder shall constitute a breach or other violation of any agreement or understanding between the Executive and any other person, firm, corporation or other entity, including, without limitation, any former employer of the Executive.

     7.2 SEVERABILITY. The Executive acknowledges and agrees that (i) he has had an opportunity to seek advice of counsel in connection with this Agreement, (ii) the Restrictive Covenants are reasonable in all respects, and (iii) the Company would not have entered into this Agreement but for the Restrictive Covenants contained herein. If it is determined that any of the provisions of this Agreement, including, without limitation, the Restrictive Covenants are invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

     7.3 SEVERABILITY AND REFORMATION. If any court determines that any of the covenants contained in this Agreement, including, without limitation, the Restrictive Covenants, is unenforceable because of the duration or geographical scope of such provision, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.


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     7.4  NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails as follows:

              (i)  If to the Company, to:

                   FACILITIES MANAGEMENT INSTALLATION, INC.
                   500 North Akard
                   P.O. Box 2699
                   Dallas, Texas 75221
                   Attention: General Counsel

              (ii) If to the Executive, to:

                   H. Don Rutherford
                   24 Canyon Great Court
                   Frisco, Texas 75034

          Any such person may by notice given in accordance with this Section to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

     7.5 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

     7.6 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any such right, power or privilege.

     7.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of


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          Texas applicable to agreements made and to be performed entirely within such State.

     7.8  ASSIGNMENT.

          (a) Except as provided in subparagraph (b) below, this Agreement, and the Executive's and Company's rights and obligations hereunder, may not be assigned by the Executive or the Company and any purported assignment by the Executive or the Company in violation hereof shall be null and void.

          (b) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets or business of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     7.9 COVERAGE. The provisions set forth in this Agreement with respect to the terms and conditions of the Executive's employment will not prevent the Executive from participating in any other employee compensation or benefit program adopted by the Company, or their direct and indirect subsidiaries for their key employees solely because such programs are not specifically mentioned in this Agreement.

     7.10 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, distributes, devisees, legatees, executors and legal representatives.

     7.11 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instruments.

     7.12 HEADINGS. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.


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     IN WITNESS WHEREOF, the parties hereto have signed their names as of the date and year first above written.

                                        FMI:

                                        FACILITIES MANAGEMENT
                                        INSTALLATION, INC.


                                        By: /s/ ROBERT L. BEISENHERZ
                                            ------------------------
                                            Robert L. Beisenherz,
                                            Chairman of the Board,
                                            President and Chief
                                            Executive Officer

                                        EXECUTIVE:


                                        /s/ H. DON RUTHERFORD
                                        ---------------------------
                                        H. D. Rutherford


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                                                                    Annex 1

                                   RELEASE

     WHEREAS, _____________________ (the "Executive"), was a party to an Employment Agreement, dated as of ___________, 1994 (the "Employment Agreement"), between the Executive and _________________________________ (the
"Company"), and the employment of the Executive with the Company, pursuant to the Employment Agreement, was terminated; and

     WHEREAS, it is a condition to the Company's obligation to make payment to the Executive of the payments and benefits described in Section 5.1 or 5.3 of the Employment Agreement, as the case may be, that the Executive shall first execute and deliver this Release.

     NOW THEREFORE, in consideration of the receipt by the Executive of all such payments and benefits, which constitutes a material inducement to enter into this Release, the Executive agrees as follows:

     The Executive irrevocably and unconditionally releases the Company and any Related Person (as defined below) from any and all causes of action, charges, complaints, liabilities, obligations, promises, agreements, controversies and claims arising out of (i) the Employment Agreement and
     (ii) the Executive's employment with the Company and the conclusion thereof, whether, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, which, from the beginning of the world up to and including the date hereof, exists, have existed, or may arise, which the Executive, or any of his heirs, executors, administrators, successors and assigns ever had, now has or at any time hereafter may have, own or hold against the Company and any Related Person, except as provided below. By executing this Release, the Executive is waiving all claims against the Company and any Related Person arising under federal, state and local labor and anti-discrimination laws and any other restrictions on the right to terminate employment, including without limitation the Age Discrimination in Employment Act ("ADEA"), Title VII of the Civil Rights Act, the Americans with Disabilities Act, and the Texas Commission on Human Relations Act. Nothing herein shall (1) release the Executive, the Company or any Related Person from any obligation or liability under, or claim for breach of, Section 6.3 of the Employment Agreement, (2) release the Company from any obligations, liabilities or claims arising out of or in any way related to the


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     Executive's ownership of capital stock of the Company or any Related
     Person or any option or other right to acquire capital stock of the Company or any Related Person or any agreement between the Executive and the Company or any Related Person which by its terms continues beyond the termination of the Executive's employment by the Company,
     (3) diminish the rights of Executive, or the obligations of the Company or any Related Person, under any indemnification provided pursuant to the charter or bylaws of the Company or any Related Person or any director and officer liability insurance policy maintained by the Company or any Related Person.

     As used herein, the following terms shall have the following meanings:

     "Affiliate" shall mean, with respect to any entity, any other entity which owns or controls, is owned or controlled by, or is under common ownership or control with, such entity.

     "Person" shall mean a corporation, association, partnership, joint venture, organization, business, individual, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

     "Related Person" shall mean, (i) in respect of the Company, any affiliate, owner, parent, stockholder, predecessor, successor, assign, division or subsidiary, or (ii) any director or officer of any Person described above.

     The Company has advised the Executive to consult with an attorney of his choosing prior to the signing of this Release and the Executive hereby represents to the Company that he has in fact consulted with such an attorney prior to the execution of this Release. The Executive shall have twenty-one days to consider the waiver of his rights under the ADEA and once he has signed this release, the Executive shall have seven additional days from the date of execution to revoke his consent to the waiver of his rights under the ADEA. If no such revocation occurs, the Executive's waiver of rights under the ADEA shall become effective seven days from the date the Executive executes this Release.

     This Release shall not be effective or enforceable against the Executive unless and until full payment of all benefits and amounts described in Section
5.1 or 5.3 of the Employment Agreement, as the case may be, is made by the Company and received by the Executive and, if any such payment or benefit is not made on a timely basis as provided for in the Employment


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Agreement or if such payment or benefit is required to be returned to the
Company, this Release shall be null and void and of no further effect.

     IN WITNESS WHEREOF, the undersigned has executed this Release on the _____ day of ________________, 1994.


                                       ___________________________________